Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Redhook Ale Brewery, Incorporated (the “Company”) on Form 10-Q for the period June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul S. Shipman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
Date: August 10, 2007

BY: /s/ Paul S. Shipman Paul S. Shipman
Chief Executive Officer
and Chairman of the Board

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